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                                                                   EXHIBIT 10.13


                              IROQUOIS CORPORATION
                                37-55 39th Street
                           Long Island City, NY 11101
                     Tel: (718) 482-0346 Fax: (718) 482-1130




JUNE 15, 1998



                                    AGREEMENT


This agreement made this 14th day of June, 1998 between Rapid Demo with its principal office located at 405 92nd Street, Brooklyn and Iroquois Wrecking Corp. with its principal office located at 37-55 39th Street, Long Island City, N.Y. 11101, for the demolition of the Brooklyn Psychiatric Center located at 681 Clarkson Street, Brooklyn, N.Y. in accordance with plans and specifications prepared by Dormitory Authority and the State of N.Y. Dormitory Authority for the lump sum of $1,550,000.00 (One Million Five Hundred Fifty Thousand Dollars).

The following is a list of what Rapid is to perform and a list of what Iroquois is to perform.

                                   RAPID LIST

1.    Rapid is to furnish the insurance and the bond to the Dormitory Authority.

2. Rapid will make all payrolls and provide a full time representative on the job.

3. Rapid will secure and pay for all engineering and permits required to accomplish the work. All utilities will be disconnected and paid for by Rapid Demo.

4. All Reports to the Dormitory Authority will be the responsibility of Rapid.

5.    A telephone and fax machine will be paid for by Rapid Demo.

6. If a trailer is required by the Dormitory Authority, it will be furnished and paid for by Rapid Demo.

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                     IROQUOIS'S LIST OF WORK TO BE PERFORMED

1. Iroquois will furnish all labor, machinery and material to complete the contract, (including fences)

2. Iroquois will pay for all trucking, dump fees and trucking of every kind and description.

3.    All salvage to become the property of Iroquois.

4. Any additional backfill required will be paid for and furnished by Iroquois Wrecking Corp.

No environmental work is included in this contract. It is the intent of this agreement that Rapid will manage the job and Iroquois will perform the demolition and backfilling. If there are changes in the contract Rapid Demo and Iroquois Wrecking Corp. agree to negotiate a fair extra or deduct for both parties.


The signing by both parties shall constitute an agreement between:




         RAPID DEMOLITION               IROQUOIS WRECKING CORP.


         /s/ [SIG]                      /s/ [SIG]
         ------------------------       --------------------------------
         (President)                    (General Manager)